                                                               Exhibit 99(a)(26)

                             THE MUNDER FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         THE MUNDER FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated November 13, 2001, the Corporation, pursuant to Section 2-208 of Maryland General Corporate Law, did duly (i) approve the proposed transfer of the assets and liabilities of the Munder International NetNet Fund into the Munder NetNet Fund, all as set forth in its Agreement and Plan of Reorganization (the "First Merger") subject to shareholder approval and; (ii) approve the proposed transfer of the assets and liabilities of the Munder Digital Economy Fund into the Munder Large-Cap Growth Fund, all as set forth in its Agreement and Plan of Reorganization (the "Second Merger") subject to shareholder approval; and further

         Whereas, on May 1, 2002, the shareholders of the Munder International NetNet Fund approved the First Merger and the shareholders of both the Munder Digital Economy and the Munder Large-Cap Growth Fund approved the Second Merger; and further

         In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated November 13, 2001, the Corporation, pursuant to Section 2-208 of Maryland General Corporate Law, did duly reclassify one hundred and fifteen million (115,000,000) shares of Class A, one hundred and fifteen million (115,000,000) shares of Class B, sixty five million (65,000,000) shares of Class Y, twenty five million (25,000,000) shares of Class K and eighty million (80,000,000) million shares of Class II previously classified as shares of Munder Digital Economy Fund and one hundred and fifteen million (115,000,000) shares of Class A, one hundred and fifteen million (115,000,000) shares of Class B, sixty five million (65,000,000) shares of Class Y, twenty five million (25,000,000) shares of Class K and eighty million (80,000,000) million shares of Class II previously classified as shares of Munder International NetNet Fund, respectively, as follows:

                                                                       Reclassified Shares
                                                                       -------------------
                                                          Class        Class     Class    Class     Class
                                                          -----        -----     -----    -----     -----
                                                            A            B         Y        K         II
                                                            -            -         -        -         --
         Name of Series
         --------------
         Munder Digital Economy Fund                         0           0          0        0         0
         Munder International NetNet Fund                    0           0          0        0         0

;and further

         SECOND: The shares of the Corporation authorized and classified pursuant to Article First of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue six billion, three hundred million (6,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of sixty three million dollars ($63,000,000), of which the Board of Directors has designated four billion, two hundred and ten million (4,210,000,000) (including shares previously designated) shares into Series and classified the shares of each Series as follows:

                          Previously Classified Shares
                          ----------------------------

                                                                           Authorized
                                                                  Shares by Class (in millions)
                                                                  ----------------------------

Name of Series                                          A        B        Y       C        K        II
--------------                                          -        -        -       -        -        --
Munder Multi-Season Growth Fund                          10       60      50      10       50       N/A
Munder Money Market Fund                                105       70     600      45      300       N/A
Munder Real Estate Equity Investment Fund                10       50      10      10       10       N/A
Munder Large-Cap Growth Fund                             10       20      40      20       10        10
Munder International Bond Fund                           20       40      20      10       10       N/A
Munder Micro-Cap Equity Fund                             10       15      10      10       10       N/A
Munder Small-Cap Value Fund                              10       15      10      10       10       N/A
Munder Fund of Funds                                   12.5     12.5      25     N/A      N/A       N/A
Munder MidCap Select Fund                               3.4      3.3      20     3.3       20        10
Munder NetNet Fund                                      115      115      65      80       25       N/A
Munder Future Technology Fund                           110      110      65     N/A       25        80
Munder International NetNet Fund                        115      115      65     N/A       25        80
Munder Bio(Tech)/2/ Fund                                115      115      65     N/A       25        80
Munder Digital Economy Fund                             115      115      65     N/A       25        80
Munder Power Plus Fund                                  115      115      65     N/A       25        80

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of six billion, three hundred million (6,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of sixty three million ($63,000,000), of which the Board of Directors has designated three billion four hundred and ten million (3,410,000,000) (including shares previously designated) shares into Series and classified the shares of each series as follows:

                        Current Classification of Shares
                        --------------------------------

                                                                           Authorized
                                                                 Shares by Class (in millions)
                                                                 -----------------------------

Name of Series                                           A       B        Y       C        K        II
--------------                                           -       -        -       -        -        --
Munder Multi-Season Growth Fund                          10       60      50      10       50       N/A
Munder Money Market Fund                                105       70     600      45      300       N/A
Munder Real Estate Equity Investment Fund                10       50      10      10       10       N/A
Munder Large-Cap Growth Fund                             10       20      40      20       10        10
Munder International Bond Fund                           20       40      20      10       10       N/A
Munder Micro-Cap Equity Fund                             10       15      10      10       10       N/A
Munder Small-Cap Value Fund                              10       15      10      10       10       N/A
Munder Fund of Funds                                   12.5     12.5      25     N/A      N/A       N/A
Munder MidCap Select Fund                               3.4      3.3      20     3.3       20        10
Munder NetNet Fund                                      115      115      65      80       25       N/A
Munder Future Technology Fund                           110      110      65     N/A       25        80
Munder Bio(Tech)/2/ Fund                                115      115      65     N/A       25        80
Munder Power Plus Fund                                  115      115      65     N/A       25        80

     FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various classes of shares shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

     (a) The assets of each Class of a Series shall be invested in the same investment portfolio of the Corporation.

     (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

     (c) Class A shares of each Series and Class II shares of each Series (including fractional shares) may be subject to an initial sales charge pursuant to the terms of the issuance of such shares.

     (d) The proceeds of the redemption of Class B shares, Class C shares and Class II shares of each Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares. A contingent deferred sales charge applies to redemptions of Class A shares within one year of investment that were purchased with no initial sales charge as part of an investment of one million dollars or more. Effective January 1, 2002, the proceeds of a redemption made within 60 days of the purchase of Class A shares, Class B shares, Class C shares and Class II shares of each Series (including fractional shares) may be reduced by the amount of a short-term trading fee payable upon redemption based on net assets at the time of redemption.

     (e) The holders of Class A shares, Class B shares, Class C shares, Class II shares and Class K shares of each Series shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of any Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of shares.

     (f) (1) Each Class B share of each Series purchased prior to November 8, 2000 other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of that Series on the date that is the first business day of the month in which the sixth anniversary of the issuance of the Class B shares occurs (the "Conversion Date"). Each Class B share of each Series purchased on or after November 8, 2000, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of that Series on the date that is the first business day of the month in which the eighth anniversary of the issuance of the Class B shares occurs (also, the "Conversion Date"). With respect to Class B shares issued in an exchange or series of exchanges for shares of capital stock of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Corporation, the date of issuance of the Class B shares for purposes of the immediately preceding two sentences shall be the date of issuance of the original shares of capital stock.

     (2) Each Class B share of a Series purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares then in the sub-account shall also convert automatically to Class A shares without any action or choice on the part of the holder thereof. The portion shall be determined by the ratio that the shareholder's Class B shares of a Series converting to Class A shares bears to the shareholder's total Class B shares of that Series not acquired through dividends and distributions.

     (3) The conversion of Class B shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

     (4) The number of Class A shares of a Series into which a share of Class B shares is converted pursuant to paragraphs (f)(1) and (f)(2) hereof shall equal the number (including for this purpose fractions of shares) obtained by dividing the net asset value per share of the Class B shares of the Series (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A shares of the Series (for purposes of sales and redemptions thereof on the Conversion Date).

     (5) On the Conversion Date, the Class B shares of a Series converted into Class A shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A shares into which the Class B shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A shares resulting from the conversion need not be issued until certificates representing Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         IN WITNESS WHEREOF, The Munder Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: May 13, 2002

                                                      THE MUNDER FUNDS, INC.
[CORPORATE SEAL]
                                                      By: /s/ Peter K. Hoglund
                                                          --------------------
                                                          Peter K. Hoglund
                                                          Vice President

Attest:


By: /s/ Melanie Mayo West
    ---------------------
    Melanie Mayo West
    Assistant Secretary